EXHIBIT 99.1


Contact:    Media       Jon Morgan or Adam Weiner
                        Kekst and Company
                        (212) 521-4800

            Investors   Gina Wilkinson
                        Cosi, Inc.
                        (212) 739-7111

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                    COSI REPORTS SECOND QUARTER 2004 RESULTS

New York, NY, August 11, 2004 - Cosi, Inc. (Nasdaq: COSI) today reported financial results for the second quarter and six months ended June 28, 2004, including:

      o A net loss of $1.7 million, or $(0.06) per diluted share for the second quarter of 2004, compared with a net loss of $6.3 million, or $(0.38) per diluted share, in the second quarter of 2003;

      o Cosi's 11th consecutive quarter of comparable restaurant sales growth, as measured for restaurants in operation for more than 15 months. Comparable restaurant sales in the second quarter of 2004 increased 4.8% over the second quarter of 2003;

      o Continued improvement in restaurant operations, with quarter-over-quarter declines of 340 basis points in cost of goods sold as a percentage of sales and 290 basis points in restaurant operating expense as a percentage of sales;

      o Cash, cash equivalents and investments of $21.2 million as of June 28, 2004; and

      o Positive earnings before interest, taxes, depreciation and amortization (EBITDA), meeting Cosi's previously forecasted timing for achieving positive quarterly EBITDA.

Results for the three and six month periods ended June 28, 2004 as compared to the results for the same periods ended June 30, 2003 were:

                                         Three months ended                  Six months ended
                                         6/28/04          6/30/03            6/28/04           6/30/03

Net sales                                $29.0 million     $28.9 million     $53.9 million     $54.6 million

Cost of goods sold                        $7.2 million      $8.2 million     $13.7 million     $15.5 million

Restaurant operating expense             $17.0 million     $17.8 million     $33.1 million     $34.6 million

General & administrative expense          $4.0 million      $4.0 million      $8.3 million     $12.0 million

Cost of goods sold as % of sales          24.8%             28.2%             25.4%             28.4%

Restaurant operating expense as
      % of sales                          58.7%             61.6%             61.5%             63.4%

General and administrative expense as
      % of sales                          14.0%             14.0%             15.4%             21.9%

Cosi's performance included the contribution of seven fewer restaurants in operation during the second quarter of 2004 compared with the same period a year ago.

Cosi's EBITDA in the second quarter of 2004 was approximately $42,000, and Adjusted EBITDA (which excludes non-cash stock compensation expense) was approximately $629,000 in the second quarter of 2004. For a discussion of EBITDA and Adjusted EBITDA, see "Information About EBITDA and Adjusted EBITDA" below.

The Company did not recognize any restaurant impairment charges or store disposal costs during the 2004 second quarter, compared to $2.8 million of such charges during the second quarter of 2003.

At the close of the second quarter ended June 28, 2004, the Company's cash and cash equivalents and investments were $21.2 million, compared with $3.2 million as of the end of the first quarter of 2004.

The Company operated 87 restaurants as of the end of the second quarter of 2004, compared with 94 at the end of the second quarter of 2003. Cosi closed one under performing restaurant during the 2004 second quarter, and has closed one additional restaurant since the quarter closed. Year to date, Cosi has closed three under performing stores. Two stores remain potential candidates for closure, depending upon the Company's ability to improve operations at those stores and, if unsuccessful, the Company's ability to negotiate acceptable terms with landlords to terminate the leases for those units, or its ability to locate acceptable sub-tenants or assignees for the leases at those locations.

Second Quarter Commentary and Business Development Accomplishments
------------------------------------------------------------------

"Cosi's brand strength and operational discipline produced the Company's first-ever quarter of positive EBITDA, an important accomplishment by our organization," said President and Chief Executive Officer Kevin Armstrong. "We believe that our same store sales growth indicates that Cosi continues to resonate with consumers' more healthy and sophisticated tastes and their rising expectations for a distinctive yet convenient dining experience. We also believe that the strategies for driving restaurant-level performance that our restaurant partners, field organization and support center professionals have collaborated to develop and refine are proving their effectiveness, as evidenced by our continued improvements in cost of goods sold and restaurant operating expense."

"The fast-casual restaurant sector is the most attractive in the industry, in our view, and we believe there is a national market opportunity for Cosi," said Executive Chairman William D. Forrest. "We believe that our restaurant operating disciplines are ready to be applied to new locations, and that we have a sound, integrated strategy for establishing Cosi as a national brand with a national footprint. Our three growth platforms -- company-owned restaurants, franchised restaurants, and partnership restaurants, such as those we will open within several Macy's locations this year -- are intended to be independently successful financially and supportive of one another in building Cosi's brand in new markets."

Highlights of Cosi's business development initiatives during the second quarter include:

      o     Completing a $20 million private equity placement.

      o Commencing build-out of 10 new Cosi stores, including one Cosi beverage kiosk, under the previously announced foodservice partnership with Federated Department Stores, Inc.

      o Completing franchise registration in eleven states, bringing the number of states in which the Company is eligible to offer franchises to 43, and commencing the franchisee and area developer evaluation and selection process.

      o Selecting the Chicago, IL area as the site for the Company's new support facility, with space for a training facility and additional business development personnel to support Cosi's growth strategy.

In addition, the 2004 second quarter marked the first complete quarter for Cosi's new Avon, Connecticut restaurant, the first Cosi location featuring an all-new design developed by Cosi to be more intuitive for the guest and more efficient for the operator, and the model for all future Company-owned and franchised restaurants. Net sales at the Avon location continue to indicate a seasonally annualized level of $1.725 million. Additionally, the re-designed location's restaurant operating expense as a percentage of the restaurant's sales during the 2004 second quarter was approximately 48.0% compared to 58.7% for the entire company. Cosi cautioned that future performance at the Avon location, and performance at future stores modeled on the Avon prototype, may not reflect the levels cited above.

Business Outlook
----------------

"During the second half of 2004, we have three priorities: first, achieve our previously-stated operating targets for our existing store base; second, execute our Macy's partnership; and third, establish an infrastructure of personnel, training facility and area developers and franchisees to support future sustained and profitable growth," Mr. Armstrong stated.

"For 2004, we continue to expect that on a unit operating basis we will generate comparable restaurant sales growth of 4%-5%, cost of goods sold of approximately 25% of sales, and restaurant operating expense of approximately 59% of sales. We also continue to believe that general and administrative expenses will be approximately $15 million for the year, when excluding the one-time general and administrative expenses associated with the transition from our existing facility to our new support facility, which we continue to expect not to exceed $900,000.

"We expect our first Macy's location to open in September, and continue to expect all ten of our Macy's locations to be open by the holiday shopping season. We expect capital expenditure for our Macy's locations to be approximately $5 million.

"We are working on several fronts to establish the infrastructure necessary to support the expansion of the Cosi brand and footprint on a profitable basis for our company and our future franchisees. In September, we expect to complete our transition from our New York support facility to our new facility in Deerfield, Illinois, which will provide space for training and additional business development personnel, and which will be more easily and more economically accessible to future franchisees and restaurant operators than a New York facility would be. Moreover, we expect that operating the new facility will result in ongoing annual cash savings beginning in 2005 of approximately $1.85 million compared with the anticipated costs of operating a comparable facility in New York City, and that our anticipated capital expenditures will be approximately $1.25 million.

"We are in active discussions with qualified prospective franchisees and area developers, and we currently expect to have contractual commitments for at least 25 new franchise locations by the end of 2004. In addition, we are planning to open between five and ten Company-owned restaurants next year, not including any new Macy's locations that we and Federated may decide to open after evaluating the performance of the pilot locations.

"Based on all of our targets, we believe that for 2004 on a full year basis, we will report a net loss and positive Adjusted EBITDA, excluding the one-time expenses related to our transition to Chicago," Mr. Armstrong concluded.

Information About EBITDA and Adjusted EBITDA
--------------------------------------------

EBITDA, as included herein, is a non-GAAP financial measure that represents earnings before interest, taxes, depreciation and amortization. EBITDA is included in this release as it is a basis upon which we assess our financial performance. The Company uses EBITDA to evaluate its performance, and it believes that the presentation of this non-GAAP financial measure provides useful information to investors regarding the Company's financial condition and results of operations.

Adjusted EBITDA, also included herein, is a non-GAAP financial measure that represents EBITDA adjusted for stock compensation expense or income. In connection with the Company's repricing of certain options in December 2003, the options now require variable accounting in accordance with APB 25. Variable accounting requires the Company to recognize income or expense at the end of each quarter depending on the movement of the Company's stock price compared to the exercise price of the repriced options. Management is unable to predict whether income or expense would result in any such quarter due to the variable accounting treatment. In either case, the income or expense resulting from the variable accounting treatment would be a non-cash item. The Company also amortizes deferred compensation relating to certain shares of restricted stock and such amortization is a component of the Company's stock compensation charge. The Company uses Adjusted EBITDA because, after the adjustment for stock compensation expense or income, the Company can better evaluate operating trends and results of operations of its core, ongoing business. Accordingly, the Company believes that Adjusted EBITDA provides investors with additional information with respect to its overall operating performance and its ability to make capital expenditures and meet working capital requirements.

When taken together, EBITDA, Adjusted EBITDA and related GAAP financial measures
(i) provide a more comprehensive view of the Company's operations and ability to generate cash flow; (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. In addition, management uses EBITDA and Adjusted EBITDA to (i) assist in analyzing the Company's underlying financial performance from period to period; (ii) evaluate the financial performance of its restaurants; (iii) establish criteria for compensation decisions; (iv) analyze and evaluate strategic and operational decisions and (v) understand the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions.

EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

Reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure for the three months ended June 28, 2004 is set forth below:

                                           Three Months Ended
                                           June 28, 2004
                                           -------------

Net Loss, as reported above ............   $(1,673,198)
Interest Expense .......................        32,061
Interest Income ........................       (12,162)
Taxes ..................................            --
Depreciation and Amortization ..........    (1,695,766)
EBITDA .................................       $42,467
Stock Compensation Expense .............      $586,700
Adjusted EBITDA ........................      $629,167


Teleconference Information
--------------------------

As announced, members of Cosi's senior management team will host a teleconference and webcast at 8:00 a.m. ET on Thursday, August 12th to discuss these results. To participate in the teleconference, investors and analysts are invited to call 800-901-5241 in the U.S., or 617-786-2963 outside of the U.S., and reference participant code 47373497. A live webcast of the conference call can be accessed at http://www.getcosi.com/about_company.htm. A replay will be available following the call until midnight on August 18, 2004. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 91720430


About Cosi, Inc.
----------------

Cosi (www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a quirky, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

There are more than 80 Cosi locations in eleven states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan and Wisconsin, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

                                      # # #